EXHIBIT 99.1

Trinity Learning Notes
The Online Newsletter of Trinity Learning Corporation
December 8, 2004

FEATURED ARTICLE

River Murray Training wins ANTA Small Training Provider of the Year Award

River Murray Training, a wholly-owned subsidiary of Trinity Learning, has been awarded the Australian National Training Authority (ANTA) Small Training Provider of the Year Award for 2004. The award was presented to RMT’s Managing Director Barb McPherson on Nov 18, 2004 at the annual awards dinner in Melbourne’s Crown Palladium.

RMT had previously won the South Australian category in August. In her acceptance speech, Ms. McPherson recognized the dedication and vision of the RMT staff. She said that the award was confirmation of RMT’s commitment to quality and excellence in training, and affirmation that the Australian national training system supported workplace training.

The judging panel indicated that it was RMT’s innovation in developing flexible and quality assured training solutions for rural and remote businesses that lead to the prestigious award. RMT has a range of training models that it uses across wine, irrigation, horticulture, food processing, retail and public sector industries. It has invested heavily into developing resources to support workplace training, and through Trinity Learning is now seeking to take its expertise to international markets.

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PRODUCT NEWS

TouchVision’s “Check-In” Software Solution Offers Healthcare Providers Real ROI

TouchVision, a wholly-owned subsidiary of Trinity Learning, has completed development of its “Check-In” product. TouchVision Check-In is a complete solution for the automated, paperless admitting of patients for care at hospitals and other healthcare facilities. Check-In is a self-service solution so that medical and administrative staff can focus on patient care. Check-In improves the quality of demographic and insurance data so that healthcare providers can reduce administration costs and reduce write-offs. Check-In is an important new product in Touchvision’s suite of products designed to increase customer satisfaction and staff productivity. Check-In is now being marketed to healthcare providers and other service providers seeking to utilize technology to leverage human capital.

ANNOUNCEMENTS

Trinity Learning has launched a new division specifically to address the learning needs of the Hispanic market in North America. “EducationAmericas” (or “EducacíonAmericas”) will develop and market products and services primarily to the estimated 35 million Hispanic-Americans in the United States.

As reported by HispanicOnline, the U.S. Hispanic population is “is poised to soon make up the single largest ethnic group in the country. In 2000, Latinos were 35.3 million strong, accounting for nearly 13 percent of the total U.S. population. By 2020, the Latino population is projected to double to 70 million, or 21 percent of the U.S. population, and by 2050, people of Hispanic origin are projected to number more than 100 million. In fact, the number of Hispanics in the U.S. today is greater than the entire population of Canada, and is growing at a faster rate than the general population, more than 60 percent in the last decade. U.S. Latinos are the fifth-largest Spanish-speaking community in the world, behind those of Mexico, Colombia, Spain and Argentina.”

According to The Conference Board, in its November 2004 report The Hispanic Market in 2010, “The number of Hispanic households is expected to increase at a faster pace than that of any other group in the United States, continuing a demographic explosion that began several decades ago. Today’s 10 million-plus Hispanic households will soar to 13.5 million by 2010, up from less than 6 million in 1990. These households will control $670 billion in personal income six years from now, with Mexican-American households accounting for $409 billion of this total. Households hailing from Central and South America will earn $107 billion by 2010, with Puerto Rican households controlling $65 billion. Cuban families will account for $32 billion, with the remaining $56 billion being earned by Spanish, Dominican and other Hispanic households. (The

Conference Board study defines “Hispanics” as people whose origin is in Mexico, Puerto Rico, Cuba, South and Central America or other Hispanic/Latino regions, including Spain and the Dominican Republic, regardless of race.)”

In addition, EducacíonAmericas will seek to market workplace learning and certification products in Mexico and other Spanish-speaking nations in the Caribbean and in Central and South America. We are developing partnerships with providers of learning services seeking to reach this large and exciting market segment.

NEW PARTNER

In conjunction with the launch of EducacíonAmericas, Trinity Learning has entered into a Strategic Partnership Agreement with World Wide Learn (www.worldwidelearn.com), the “world’s largest directory of online education.” Together, Trinity Learning and WorldWideLearn will partner to extend opportunities for education, workplace learning and personal growth and development to the Hispanic market in North America.

FROM THE CEO’S DESK

I would like to wish all of our employees, shareholders, customers and partners a joyful and peaceful Holiday Season. I also wish all of you a prosperous 2005. We are very excited about the coming year. We believe the combination of our refined acquisition strategy focused on North America and Western Europe and new business development initiatives such as EducationAmericas will enable Trinity Learning to play an important role in the workplace learning and certification market. We will also seek to build upon the accomplishments of our existing subsidiaries, as highlighted in this newsletter. We hope that in the New Year this monthly newsletter will continue to bring you new and exciting developments as we seek to build a leading brand in the global learning market.
-Doug Cole, Chief Executive Officer.

ABOUT TRINITY LEARNING

Trinity Learning Corporation, a publicly held Utah corporation (OTC: TTYL), is a global learning company specializing in technology-enabled training, education, and certification services for major customers in multiple global industries. Trinity Learning is achieving market presence in geographic markets worldwide by acquiring and integrating companies providing innovative workplace learning solutions in targeted regions and industry segments. Trinity Learning intends to increase market penetration and the breadth and depth of its products and services through additional acquisitions, licensing, strategic alliances, internal business development, and the expansion of sales offices around the world. For more information, visit www.trinitylearning.com.

FORWARD LOOKING STATEMENTS - DISCLAIMER - RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning’s business, the business of Intense School, and the combined company’s future financial and operating results, the timing, effects and any synergies that may result from the proposed merger. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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Trinity Learning Notes is the online newsletter of Trinity Learning Corporation.
Executive Editor: Edward Patrick Mooney, President and Chief Learning Officer.
Managing Editor and WebDesign: Galen Davis
Edition: 2004/1.0

© 2004 Trinity Learning Corporation